UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2016

Nuverra Environmental Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona		85254
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 903-7802

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth below in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

On July 29, 2016, Nuverra Environmental Solutions, Inc. (the “Company”) entered into a First Amendment to Escrow Agreement (the “Escrow Agreement Amendment”) by and among Mark D. Johnsrud, the Company’s chairman and chief executive officer, the Company, and U.S. Bank National Association, a national banking association (“Escrow Agent”), which amends the Escrow Agreement (the “Escrow Agreement”), dated as of April 15, 2016, by and among Mr. Johnsrud, the Company, and the Escrow Agent. As previously disclosed, Mr. Johnsrud had deposited $5.0 million into escrow pursuant to the Escrow Agreement for the purpose of securing his backstop obligations under the Company’s previously announced $5.0 million equity rights offering (the “Rights Offering”).

Pursuant to the Escrow Agreement Amendment, the Company and Mr. Johnsrud agreed to an irrevocable early release of the $5.0 million in escrow to the Company, which was used to pay down the Company’s Amended and Restated Credit Facility, as amended (the “ABL Facility”), by and among Wells Fargo Bank, National Association, as Agent (“Agent”), the lenders named therein (“Lenders”), and the Company. In exchange for the release of the $5.0 million, on July 29, 2016, the Company deposited into escrow an aggregate of 20,312,500 shares of its common stock (the “Escrow Shares”), which represents the shares underlying the subscription rights and the backstop fee. The Escrow Shares will be deemed voted for and against any matters submitted to the Company’s stockholders in the same proportion as the vote of the common stock of the Company on any such matter. The Escrow Shares were issued in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Upon consummation of the Rights Offering, the number of Escrow Shares disbursed to Mr. Johnsrud from the escrow account will be reduced by the aggregate number of shares of common stock subscribed for in the Rights Offering and the corresponding number of shares of common stock underlying the backstop fee payable to Mr. Johnsrud. Any Escrow Shares not disbursed to Mr. Johnsrud will be returned to the Company. Upon consummation of the Rights Offering, the Company will refund to Mr. Johnsrud an amount equal to the aggregate amount of gross proceeds raised from subscribing stockholders in the Rights Offering. The Company expects to consummate the Rights Offering in the second half of fiscal 2016.

On July 29, 2016, the Agent extended the deadline to consummate the Rights Offering from July 29, 2016 to August 5, 2016. The Company is currently seeking from the Lenders an amendment to the ABL Facility to further extend the date to consummate the Rights Offering or to waive the requirement to consummate the Rights Offering by a date certain. There can be no assurance that the Company will ultimately be able to obtain such concessions from the Lenders. Failure to obtain an extension or waiver by August 5, 2016 will result in a covenant default under the ABL Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: August 3, 2016	By:	/s/ Joseph M. Crabb
Name: Joseph M. Crabb Title: Executive Vice President and Chief Legal Officer